Exhibit 4.1

UNIT PURCHASE AGREEMENT

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET MAY DEVELOP FOLLOWING THIS OFFERING.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO SUBSCRIBERS IN CONNECTION WITH THIS OFFERING.

SUBSCRIBERS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 4. THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH SUBSCRIBER IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY SUBSCRIBER IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

To: WATER ON DEMAND, INC.

Ladies and Gentlemen:

1. SUBSCRIPTION.

(a) The undersigned (“Subscriber”) hereby irrevocably subscribes for and agrees to purchase units (the “Units” or the “Securities”) of Water on Demand, Inc., a Texas corporation (the “Company”), at a purchase price of $2.50  per Unit (the “Per Security Price”), Each Unit offered herein consists of (i) one (1) share of the Company’s common stock (the “Common Stock”), par value $0.0001 per share, and (ii) two (2) warrants (the “Warrants”), each exercisable into one (1) share of the Common Stock. The holders of the Warrants may exercise the Warrants to purchase shares of the Common Stock at the price of $2.50 within twelve months from the issuance date of the Warrants. The terms and conditions of the Warrants are as set forth in the form of the Warrant included as Exhibit 3.4 to the Offering Statement of the Company filed with the SEC (the “Offering Statement”).

(b) Subscriber understands that the Securities are being offered pursuant to an offering circular dated March, 2025 (as amended, the “Offering Circular”) filed with the SEC as part of the Offering Statement. By executing this Subscription Agreement, Subscriber acknowledges that Subscriber has received this Subscription Agreement, copies of the Offering Circular and Offering Statement including exhibits thereto and any other information required by the Subscriber to make an investment decision.

(c) The Subscriber’s subscription may be accepted or rejected in whole or in part, at any time prior to a Closing Date (as hereinafter defined), by the Company at its sole discretion. In addition, the Company, at its sole discretion, may allocate to Subscriber only a portion of the number of Securities Subscriber has subscribed for. The Company will notify Subscriber whether this subscription is accepted (whether in whole or in part) or rejected. If Subscriber’s subscription is rejected, Subscriber’s payment (or portion thereof if partially rejected) will be returned to Subscriber without interest and all of Subscriber’s obligations hereunder shall terminate.

(d) The Company may accept subscriptions until March 31, 2026 unless otherwise extended by the Company in its sole discretion in accordance with applicable SEC regulations for such other period required to sell the Maximum Offering (the “Termination Date”). The Company may elect at any time to close all or any portion of this offering, on various dates at or prior to the Termination Date (each a “Closing Date”).

(e) In the event of rejection of this subscription in its entirety, or in the event that the sale of the Securities (or any portion thereof) is not consummated for any reason, this Subscription Agreement shall have no force or effect, except for Section 5 hereof, which shall remain in force and effect.

(f) The terms of this Subscription Agreement shall be binding upon Subscriber and its transferees, heirs, successors and assigns (collectively, “Transferees”); provided that for any such transfer to be deemed effective, the Transferee shall have executed and delivered to the Company in advance an instrument in a form acceptable to the Company in its sole discretion, pursuant to which the proposed Transferee shall acknowledge, agree, and be bound by the representations and warranties of Subscriber, and the terms of this Subscription Agreement.

2. PURCHASE PROCEDURE.

The purchase price for the Securities shall be paid simultaneously with Subscriber’s subscription. Subscriber shall deliver payment for the aggregate purchase price of the Securities by a check for available funds made payable as directed by the Company, by ACH electronic transfer, credit card, debit card, or wire transfer to an account designated by the Company, or by any combination of such methods. Payment for the Securities shall be received as directed by the Company, from the undersigned by check, ACH electronic transfer credit card, debit card, or wire transfer of immediately available funds at least two days prior to the applicable Closing Date, in the amount as set forth on the signature page hereto. The undersigned shall receive notice and evidence of the digital entry of the number of the Securities owned by undersigned reflected on the books and records of the Company, which books and records shall bear a notation that the Securities were sold in reliance upon Regulation A.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to Subscriber that the following representations and warranties are true and complete in all material respects as of the date of each Closing Date, except as otherwise indicated. For purposes of this Agreement, an individual shall be deemed to have “knowledge” of a particular fact or other matter if such individual is actually aware of such fact. The Company will be deemed to have “knowledge” of a particular fact or other matter if one of the Company’s current officers has, or at any time had, actual knowledge of such fact or other matter.

(a) Organization and Standing. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Texas. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement, and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b) Issuance of the Securities. The issuance, sale and delivery of the Securities in accordance with this Subscription Agreement has been duly authorized by all necessary corporate action on the part of the Company. The Securities, including the shares of Common Stock underlying the Warrants, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement or the Warrant, as the case may be, will be duly and validly issued, fully paid and non-assessable.

4. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER. By executing this Subscription Agreement, Subscriber (and, if Subscriber is purchasing the Securities subscribed for hereby in a fiduciary capacity, the person or persons for whom Subscriber is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of such Subscriber’s respective Closing Date(s):

(a) Requisite Power and Authority. Such Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement and other agreements required hereunder and to carry out their provisions. All action on Subscriber’s part required for the lawful execution and delivery of this Subscription Agreement and other agreements required hereunder have been or will be effectively taken prior to the Closing Date. Upon their execution and delivery, this Subscription Agreement and other agreements required hereunder will be valid and binding obligations of Subscriber, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

(b) Investment Representations. Subscriber understands that the Securities have not been registered under the Securities Act. Subscriber also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Subscriber’s representations contained in this Subscription Agreement.

(c) Illiquidity and Continued Economic Risk. Subscriber acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist. Subscriber must bear the economic risk of this investment indefinitely. While the Company’s Common Stock is quoted on the OTCQB, the Company has no obligation to list the Securities, including its Common Stock and Warrants, on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities. Further, there can be no assurance that an active market may develop or be sustained. Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber’s entire investment in the Securities. Subscriber also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risks relating to the purchase of the Securities and an investment in the Company, including those risks set forth in the Offering Circular and in the Company’s filings with the SEC.

(d) Subscriber Determination of Suitability. Subscriber has evaluated the risks of an investment in the Securities including those described in the section of the Offering Circular captioned “Risk Factors”, and has determined that the investment is suitable for Subscriber. Subscriber has adequate financial resources for an investment of this character, and at this time Subscriber could bear a complete loss of Subscriber’s investment in the Company.

(e) Accredited Investor Status or Investment Limits. Subscriber represents that either:

(i) Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. Subscriber represents and warrants that the information set forth in response to question (c) on the signature page hereto concerning Subscriber is true and correct; or

(ii) The purchase price set out in the signature page to this Subscription Agreement, together with any other amounts previously used to purchase Securities in this offering, does not exceed 10% of the greater of the Subscriber’s annual income or net worth.

Subscriber represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.

5. SURVIVAL OF REPRESENTATIONS AND INDEMNITY. The representations, warranties and covenants made by the Subscriber herein shall survive the Termination Date of this Agreement. The Subscriber agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

6.  JURISDICTION. The parties hereto hereby submit to the exclusive jurisdiction of any United States District Court for the Sixth District of Florida and of any Florida state court sitting in Clearwater, Florida for purposes of all legal proceedings arising out of, or relating to, this Agreement or the transactions contemplated hereby. Each of the parties hereto hereby irrevocably waives, to the fullest extent possible, any objection it may now or hereafter have to the venue of any such proceeding and any claim that any such proceeding has been brought in an inconvenient forum. This shall not apply to claims arising under the Securities Act and the Exchange Act.

7. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLE. THIS SHALL NOT APPLY TO CLAIMS ARISING UNDER THE SECURITIES ACT AND THE EXCHANGE ACT.

8. NOTICES. Notice, requests, demands and other communications relating to this Subscription Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed on the date of such delivery to the address of the respective parties as follows:

If to the Company, to:	13575 58th Street North, Suite 200
Clearwater, FL 33760
13575 58th Street North, Suite 200
Clearwater, FL 33760

If to a Subscriber, to the Subscriber’s address as shown on the signature page hereto or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice.

9. MISCELLANEOUS.

(a) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

(b) This Subscription Agreement is not transferable or assignable by Subscriber.

(c) The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon Subscriber and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns.

(d) None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Subscriber.

(e) In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement.

(f) The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(g) This Subscription Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

(h) The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

(i) The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(j) This Subscription Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(k) If any recapitalization or other transaction affecting the capital stock of the Company is effected, then any new, substituted or additional securities or other property which is distributed with respect to the Securities shall be immediately subject to this Subscription Agreement, to the same extent that the Securities, immediately prior thereto, shall have been covered by this Subscription Agreement.

(l) No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

10. SUBSCRIPTION PROCEDURE FOR ONLINE PLATFORMS ONLY.

Each Subscriber, by providing his or her name and subscription amount and clicking “accept” and/or checking the appropriate box on the Platform (“Online Acceptance”), confirms such Subscriber’s investment through the Platform and confirms such Subscriber’s electronic signature to this Agreement. Subscriber agrees that his or her electronic signature as provided through Online Acceptance is the legal equivalent of his or her manual signature on this Agreement and Online Acceptance establishes such Subscriber’s acceptance of the terms and conditions of this Agreement.

[SIGNATURE PAGE FOLLOWS]

WATER ON DEMAND, INC.

UNIT SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned, desiring to: (i) enter into the Unit Subscription Agreement, dated as of ______________ (the “Subscription Agreement”), between the undersigned, Water on Demand, Inc., a Texas corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned and (ii) purchase the Units (the “Securities”) of the Company as set forth below, hereby agrees to purchase such Securities from the Company and further agrees to join the Subscription Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations section in the Subscription Agreement entitled “Representations and Warranties of Subscriber,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Subscriber.

SUBSCRIBER (individual)

Signature

Print Name

Signature (if Joint Tenants or Tenants in Common)

Email

This Subscription is accepted on

WATER ON DEMAND, INC.

By:
Name:
Title:

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

WATER ON DEMAND, INC.

WARRANT TO PURCHASE SECURITIES

Issue Date: _________________, 2025

This Warrant to Purchase Securities (this “Warrant”) is issued to________ ________(“Holder”) by WATER ON DEMAND, INC., a Texas corporation (the “Company”) as of the Issue Date first set forth above, pursuant to the terms of that certain Subscription Agreement by and between Holder and Company of even date herewith (the “Purchase Agreement”).

1. Purchase of Common Shares. Subject to the terms and conditions hereof, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder) during the Exercise Period (as defined below), to purchase from the Company, at a price equal to the Exercise Price (as defined below), to purchase shares of the Company’s common stock (the “Warrant Shares”) up to 200% of the investment amount.

2. Definitions. Capitalized terms used but not otherwise defined in this Warrant have the meaning given such terms in the Purchase Agreement. For purposes of this Warrant, the following terms have the following meanings:

(a) “Exercise Period” means the term commencing on the date of issuance of this Warrant and ending on the expiration of this Warrant pursuant to Section 12 hereof.

(b) “Exercise Price” means $2.50 per share.

(c) “Common Share” shall mean shares of the Company’s common stock.

3. Method of Exercise. The Holder may exercise, from time to time and in whole or in part, the purchase rights evidenced by this Warrant as follows:

(a) Cash Exercise.

(i) surrender of this Warrant, together with a duly executed notice of exercise as attached hereto as to the Secretary of the Company at the principal executive office of the Company (or such other officer or office or agency of the Company as it may designate by notice to Holder); and

(ii) payment to the Company of an amount equal to the aggregate Exercise Price for the number of Warrant Shares being purchased (by cash, check or wire transfer).

4. Mechanics of Exercise.

(i) Delivery of Warrant Shares Upon Exercise. Warrant Shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is one (1) Trading Day after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares; provided payment of the aggregate Exercise Price is received within three Trading Days of delivery of the Notice of Exercise.

(ii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(iv) Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

(b) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

5. Issuance. Upon due exercise in accordance with this Warrant, the Warrant Shares so purchased shall be deemed to be purchased by and issued to Holder as the record owner of such Common Shares as of the close of business on the date on which this Warrant shall have been so exercised.

6. Adjustment of Exercise Price and Common Shares. The number of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide the Common Shares, by split-up or otherwise, or combine the Common Shares, or issue additional Common Shares as a dividend, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or equity dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 6(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the equity capital of the Company (other than as a result of a subdivision, combination, or equity dividend provided for in Section 6(a) above), then the Company shall make appropriate provision so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total Exercise Price equal to that payable upon the exercise for the purchase of all the Warrant Shares purchasable under this Warrant, the kind and amount of Common Shares and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of Common Shares as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any Common Shares or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per share of Common Shares payable hereunder, provided the aggregate Exercise Price payable for the total number of Common Shares purchasable under this Warrant (as adjusted) shall remain the same.

(c) Change of Control. In the event that the Company is subject to a change of control in the form of a merger, stock purchase, asset purchase or other acquisition (“Change of Control”), the Warrants shall, subject to the approval of the acquiror, be assumed by the acquiror.

(d) Notice of Adjustment. When any adjustment is required to be made in the number or kind of securities purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Common Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

7. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional Common Shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share of Common Shares called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current Exercise Price at which a share may be purchased hereunder shall be paid in cash to Holder.

8. Transfer of Warrant.

(a) Holder, by its acceptance hereof, represents that this Warrant is being acquired for its own account, as an investment and not with a view towards the further resale or the distribution thereof in violation of the Securities Act, and agrees that this Warrant may not be transferred, sold, assigned, hypothecated or otherwise disposed of, in whole or in part, except as provided in this Section 9.

(b) Except for transfers not involving a change in beneficial ownership, Holder may not and agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of this Warrant or any beneficial interest herein, unless and until:

(i) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) Holder has given prior notice to the Company of Holder’s intention to make such disposition, shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, shall have furnished the Company, at Holder’s expense, with an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of this Warrant or the Common Shares, as applicable, under the Securities Act.

(c) Subject to compliance with the terms and conditions of this Section 8, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed or accompanied by written instructions of transfer. The Warrant transferred in accordance with this Section 7 shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Notwithstanding anything in this Warrant to the contrary, Holder may not transfer this Warrant to any third party that is not an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act.

9. Rights of Shareholder. Neither this Warrant nor anything contained herein entitles or confers on the Holder, as holder of this Warrant, any right of a member of the Company, including but not limited to the right to (a) vote on any matter submitted to shareholders at any meeting thereof, (b) give or withhold consent to any company action (whether upon any recapitalization, issuance of equity, reclassification of equity, change of par value, consolidation, merger, conveyance, or otherwise), (c) receive notice of meetings, or (d) receive allocations or distributions or subscription rights, until the Warrant shall have been exercised and the Common Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

10. Protective Rights. In connection with the purchase of the Common Shares, Holder shall have all such rights, designations and preferences associated with the Common Shares, including participation rights, rights of first refusal and registration rights, if any

11. Expiration of Warrant; Notice of Expiration Events.

(a) This Warrant shall expire and shall no longer be exercisable upon the earlier to occur of:

(i) the full exercise hereof;

(ii) 5:00 p.m., Texas local time, on the date that is sixty (60) months following the Issue Date;

(iii) any Change of Control, liquidation, dissolution or winding up of the Company; or

(iv) the closing of the initial public offering of the Company’s membership shares.

(b) The Company shall provide at least ten (10) days’ prior written notice of any event set forth in Section 10 (a)(iii) and (a)(iv). Without limiting the foregoing, the Company shall provide notice of any agreement contemplating the consummation of a Change of Control within five (5) days following the execution by the Company of such agreement.

12. Notices. All communications hereunder shall be in writing and faxed, mailed, emailed or delivered to each party in accordance with the notice provisions of the Purchase Agreement.

13. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

14. Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

15. Governing Law. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of law principles.

16. Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the Holder and of the holder of the Common Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

17. Amendment; Waiver. Neither this Warrant nor any term hereof may be amended, modified, waived, discharged or terminated other than by written consent of the Company and the Holder. Unless provided otherwise, no waiver shall constitute a continuing or future waiver of any provision hereof.

18. Copies. Any copy, facsimile or other reproduction of the signature set forth on the signature page hereto shall be deemed to be an original signature.

19. Acceptance by Holder. Receipt of this Warrant by Holder constitutes Holder’s acceptance of and agreement to the terms and conditions of this Warrant.

20. Severability. If any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless continue in full force and effect.

21. Entire Agreement. This Warrant, together with the applicable terms of the Purchase Agreement, represents the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior and understandings of the parties with respect thereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Warrant as of the Issue Date first set forth above.

COMPANY:

WATER ON DEMAND, INC.
a Texas corporation

By:
Name:	T. Riggs Eckelberry
Its:	Chief Executive Officer

[Signature Page to Warrant to Purchase Securities]

NOTICE OF EXERCISE

To:	WATER ON DEMAND, INC.

Attention: President

Reference is hereby made to that certain Warrant to Purchase by the Company to the undersigned (the “Warrant”). Capitalized terms used but not otherwise defined herein have the meanings given in this Warrant.

1. The undersigned hereby elects to purchase _________________ Common Shares pursuant to the terms of the Warrant, and tenders herewith payment in full of the Exercise Price applicable to the Common Shares purchased hereby, together with all applicable transfer taxes, if any.

2. Method of Exercise (Please check the applicable blank):

___  cash

___  check

___  wire transfer

3. Please issue a certificate or certificates representing said Common Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

4. The undersigned hereby represents and warrants that all representations and warranties of the undersigned set forth in Section 4 of that certain Subscription Agreement by and among the Company, the undersigned and certain other stockholders of the Company dated as of even date with the Warrant are true and correct with respect to the Common Shares purchased hereby as of the date hereof.

(Signature)

(Name)

(Date)	(Title)